Exhibit 10.1


                               SECOND AMENDMENT
                                    TO THE
                HANNAFORD BROS. CO. EMPLOYEE STOCK PURCHASE PLAN

      The Hannaford Bros. Co. Employee Stock Purchase Plan (the "Plan") was last amended and restated effective October 19, 1994. The Plan was thereafter amended effective February 7, 1995. The Plan is hereby further amended in the following respects:

  1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

  2.  Subsection (f) of Section 2 is hereby amended to read as follows:

                   "(f)  Compensation' shall mean the base salary or wages
              paid to an Employee by the Corporation or any Subsidiary, before any reduction pursuant to a deferral election under a Code Section 401(k) plan or a benefit election under a Code
              Section 125 plan sponsored by the Corporation or any Subsidiary, including compensation for incentive hours and excluding unguaranteed overtime pay, bonuses and other irregular payments."

  3.  Section 9 is hereby amended to read as follows:

              "9. Retirement. In the event an Employee retires from the Corporation or any Subsidiary and is no longer employed by any of them, after attaining age 55 and completing five years of service, such Employee may exercise an Option at any time within the three (3) month period following retirement, but not later than the Exercise Date, provided such exercise shall be limited to the maximum number of Shares (including fractional Shares) determined by dividing the amounts withheld prior to retirement, plus any interest, by the option price per Share. Alternatively, such exercise may be for a lesser number of whole Shares specified by such Employee at the time of exercise. The amounts withheld, plus any interest, not used to purchase Shares shall be paid to the retired Employee in a lump sum in accordance with the Option Agreement."

  4.  This Amendment shall be effective August 20, 1995.